Exhibit 17(c)

[•], 2021

Dear Harvest Capital Credit Corporation Stockholder:

Thank you for your support as we work toward completing the acquisition by Portman Ridge Finance Corporation (“PTMN”) of Harvest Capital Credit Corporation (“HCAP”). On December 23, 2020, PTMN, Rye Acquisition Sub Inc., a wholly-owned subsidiary of PTMN (“Acquisition Sub”), HCAP, and Sierra Crest Investment Management LLC, the external investment adviser to PTMN, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, as part of a single, integrated transaction, (i) Acquisition Sub will merge with and into HCAP, with HCAP surviving as a wholly owned subsidiary of PTMN (the “First Merger”), and (ii) immediately following the First Merger, HCAP will merge with and into PTMN (the “Second Merger”, and together with the First Merger, the “Mergers”) with PTMN surviving the Second Merger. The closing of the Mergers is subject to the satisfaction of certain closing conditions as described in HCAP’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on [•], 2021 (the “Merger Proxy Statement”), a copy of which accompanies this form of election.

Under the terms of the Merger Agreement, each share of HCAP common stock (excluding shares held by subsidiaries of HCAP or held, directly or indirectly, by PTMN or Acquisition Sub) will be converted into the right to receive a number of shares of PTMN common stock as described in the Merger Proxy Statement (the “Per Share Stock Consideration”) unless the relevant HCAP stockholder properly makes an election to receive cash in lieu of the Per Share Stock Consideration in respect of all or a portion of the shares of HCAP common stock owned by such stockholder (an “Election”). An HCAP stockholder can make an Election by completing the enclosed Election Form in accordance with the instructions contained herein.

Enclosed is an Election Form and related documents. If you wish to make an Election, please complete, sign and return the Election Form to the exchange agent for the Mergers, American Stock Transfer & Trust Company, LLC (the “Exchange Agent”). Please use the enclosed addressed, postage-prepaid envelope to return your Election Form and confirmation of a book-entry transfer to the Exchange Agent. Do not send any documents relating to an Election to HCAP, PTMN or Acquisition Sub.

The properly completed and signed Election Form must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on the date that is five business days preceding the closing date of the Mergers (the “Election Deadline”). PTMN and HCAP intend to publicly announce the Election Deadline at least 10 business days prior to the anticipated closing date of the Mergers (the “Closing Date”), but you are encouraged to return your Election Form as promptly as practicable.

There is a limited period of time for you to deliver your Election Form. Therefore, we encourage you to submit your Election Form promptly. If you do not make a valid election, you will be deemed to have elected to receive Per Share Stock Consideration with respect to all of your shares of HCAP common stock.

You should note that, regardless of whether you make an Election, the value of the merger consideration you receive will depend on the net asset value of PTMN and the net asset value of HCAP two days prior to the Closing Date and the number of shares and amount of cash that make up the merger consideration you receive will be automatically adjusted to account for the Elections of other HCAP stockholders. See “Questions and Answers About the HCAP Special Meeting and the Mergers—Questions and Answers About the Mergers—What will HCAP Stockholders Receive in the Mergers?” on page [  ] of the Merger Proxy Statement.

You can find additional information on the terms of the Mergers and related transactions in the Merger Proxy Statement, a copy of which accompanies this letter and is also available through the Securities and Exchange Commission’s web site at www.sec.gov. The information contained in the Merger Proxy Statement is current as of [•], 2021, and does not reflect subsequent developments. You should rely only on the information contained or expressly incorporated by reference in the Merger Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents, and we have no obligation to update any information that is contained or incorporated by reference in those documents. You should read carefully and in its entirety the Merger Proxy Statement prior to completing an Election Form.

If you have any questions regarding the election materials, please call HCAP at (212)-906-3589 or PTMN at (212) 891-2880.

Joseph A. Jolson
Chairman and Chief Executive Officer of
Harvest Capital Credit Corporation

2

ELECTION FORM

With respect to shares of common stock of Harvest Capital Credit Corporation (“HCAP”)

ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS
FIVE BUSINESS DAYS PRECEDING THE
CLOSING DATE OF THE MERGERS

Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 23, 2020 (the “Merger Agreement”), by and among Portman Ridge Finance Corporation (“PTMN”), Rye Acquisition Sub Inc., a wholly-owned subsidiary of PTMN (“Acquisition Sub”), HCAP, and Sierra Crest Investment Management LLC, the external investment adviser to PTMN, each HCAP stockholder has the opportunity to elect to receive, as merger consideration with respect to each share of HCAP common stock that such stockholder owns (excluding shares held by subsidiaries of HCAP or held, directly or indirectly, by PTMN or Acquisition Sub), an amount in cash equal to the Per Share Cash Price (as defined in the Merger Agreement) and described in the accompanying Merger Proxy Statement (an “Election”). For a full discussion of the merger transaction, the merger consideration and the effect of this election, see HCAP’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on [•], 2021 (the “Merger Proxy Statement”), a copy of which accompanies this Election Form.

In order to elect to receive the Per Share Cash Price with respect to any shares of HCAP common stock, this Election Form must be RECEIVED by the exchange agent for the merger, American Stock Transfer & Trust Company, LLC (the “Exchange Agent”), pursuant to the instructions set forth in this Election Form no later than 5:00 p.m., Eastern Time, on the date that is five business days preceding the closing date of the merger transaction (the “Election Deadline”). PTMN and HCAP intend to publicly announce the Election Deadline at least 10 business days prior to the anticipated closing date of the merger transaction (the “Closing Date”), but you are encouraged to return your Election Form as promptly as practicable.  If a properly completed and signed Election Form is not received by the Exchange Agent by the Election Deadline, you will be deemed to have elected to receive the Per Share Stock Consideration (as defined in the Merger Agreement) with respect to all of your shares of HCAP common stock.This Election governs the merger consideration that you, as a stockholder of HCAP, will receive if the merger transaction described in the Merger Proxy Statement is consummated. This Election may also affect the tax consequences to you of the merger transaction. Prior to making an Election, you should consult with your accounting, legal and tax advisors.

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

Complete the box(es) in Step 1 below to make an Election to receive the Per Share Cash Price with respect to all or any portion of the shares of HCAP common stock held by you, subject to automatic adjustment, as applicable, and as provided in the Merger Agreement and discussed above. If no box is checked, you will be deemed to have elected to receive the Per Share Stock Consideration with respect to all of your shares of HCAP common stock.

Step 1. ELECTION (to receive an amount in cash equal to the Per Share Cash Price, subject to automatic adjustment pursuant to the Merger Agreement).

☐	Mark this box to elect to make an Election with respect to ALL of your shares HCAP common stock.

☐	Mark this box to elect to make an Election with respect to the following number of your shares of HCAP common stock. Please fill in the number of shares for which you would like to make an Election.

YOU WILL BE DEEMED TO

HAVE ELECTED TO RECEIVE THE PER SHARE STOCK CONSIDERATION IF:

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election; or
B.
C.	You properly and timely revoke a prior Election without timely making a new Election.
D.
As described in the Merger Proxy Statement, regardless of whether you make an Election, the value of the merger consideration you receive will depend on the net asset value of PTMN and the net asset value of HCAP two days prior to the Closing Date and the number of shares and amount of cash that make up the merger consideration you receive will be automatically adjusted to account for the Elections of other HCAP stockholders. See “Questions and Answers About the HCAP Special Meeting and the Mergers—Questions and Answers About the Mergers—What will HCAP Stockholders Receive in the Mergers?” on page [  ] of the Merger Proxy Statement.

To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed below under “DELIVERY INSTRUCTIONS” by the Election Deadline. Do not send your election materials to HCAP, PTMN or Acquisition Sub.

Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) in HCAP’s transfer records. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set forth full title. See Instructions 5, 6, 7 and 8.

By signing below, I represent and warrant as follows:

(1)
I have full power and authority to surrender the shares of HCAP common stock transferred in book-entry form or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of HCAP common stock.

(2)
I understand that neither surrender nor an Election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of HCAP common stock will be determined by the Exchange Agent.

(3)
I acknowledge that, until I properly transfer the shares of HCAP common stock to which this Election Form relates in book-entry form, I will not receive any consideration payable pursuant to the Merger Agreement.

Sign and provide your tax identification number on the Internal Revenue Service Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 8.

Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6.

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” or Stock Exchange Medallion Program your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of the Firm

Address of Firm- Please Print

SPECIAL PAYMENT AND DELIVERY FORM

The merger consideration will be issued in the name and to the address provided on this Election Form unless instructions are given in the boxes below.

Special Payment Instructions (See Instructions 6 and 8) To be completed ONLY if the merger consideration is to be issued to a name that is different from the name of the registered holder(s).
Special Delivery Instructions
(See Instruction 7)

To be completed ONLY if the check with respect to merger consideration is to be mailed to an address that is different from the address reflected above.

Name(s):		Name(s):
	(Please Print)		(Please Print)

Address:		Address:
Telephone Number:		Telephone Number:

If completing this page for Special Payment Instructions, please obtain an Original Medallion Signature Guarantee and apply below.

INSTRUCTIONS

(Please read carefully the instructions below)

1.          Election Deadline: For any Election contained herein to be considered, this Election Form, properly completed and signed, must be received by the Exchange Agent, at one of the addresses listed below under “DELIVERY INSTRUCTIONS,” no later than the Election Deadline. PTMN and HCAP intend to publicly announce the Election Deadline at least 10 business days prior to the Closing Date, but you are encouraged to return your Election Form as promptly as practicable. The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. If the Exchange Agent determines that any Election to receive the Per Share Cash Price was not properly made with respect to shares of HCAP common stock, such shares will be treated by the Exchange Agent as having been elected to receive the Per Share Stock Consideration.

2.          Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3.          Termination of Merger Agreement: In the event of termination of the Merger Agreement, any Election Form submitted to the Exchange Agent shall be automatically void and shall have no effect.

4.          Method of Delivery: Your Election Form must be sent or delivered to the Exchange Agent. Do not send election materials to PTMN, HCAP or Acquisition Sub. Delivery will be deemed effective only when received. [An addressed, postage-prepaid] return envelope is enclosed.

5.          Check Issued in the Same Name: If the check for the cash payable to the undersigned in the merger transactions is to be issued in the same name as the surrendered shares, the Election Form must be completed and signed exactly as the surrendered shares are registered in HCAP’s transfer records. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form. If any shares are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election Forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

6.          Special Payment Instructions: If the check(s) are to be made payable to or registered in a name or names other than the name(s) that appear(s) on the surrendered shares, indicate the name(s) and address in the appropriate box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and an IRS Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). If the section entitled “Special Payment Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). If the surrendered shares are registered in the name of a person other than the person signing this Election Form, then the surrendered shares must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such stock power(s) or with stock power(s) guaranteed by an Eligible Institution as provided herein.

7.          Special Delivery Instructions: If a check is to be mailed to an address other than that appearing on the “Election Form” indicate the address in this box.

8.          IRS Form W-9: Under the federal income tax laws, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed IRS Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed instructions to IRS Form W-9 for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 24% federal income tax withholding on the payment of any cash. If a stockholder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on all payments to such surrendering stockholder of any cash consideration due for such stockholder’s surrendered shares. Please review the enclosed instructions for IRS Form W-9 for additional details regarding the provision of a TIN. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt stockholder should indicate its exempt status on IRS Form W-9. See the instructions for IRS Form W-9 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status, a copy of which can be obtained at www.irs.gov.

DELIVERY INSTRUCTIONS

By Mail:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

Phone: Toll-free (877) 248-6417
(718) 921-8317

By Hand, Express Mail, Courier or any other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS FIVE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGERS.